DISCOVERY COMMUNICATIONS REPORTS SECOND QUARTER 2012 RESULTS

Second Quarter 2012 Financial Highlights:

·	Revenues increased 7% to $1,142 million

·	Adjusted OIBDA increased 6% to $543 million

·	Net income increased 15% to $293 million

·	Repurchased 8.5 million shares for an aggregate purchase price of $404 million

Silver Spring, Maryland – July 31, 2012: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the second quarter ended June 30, 2012.

David Zaslav, Discovery’s President and Chief Executive Officer said, “Discovery’s consistent focus on investing in our global platform, building new brands and developing additional growth opportunities resulted in continued strong operating results during the second quarter. The steps we have taken to broaden our international content offerings, along with the continued evolution of pay-tv globally, are driving international expansion, while domestically we are generating significant returns from the sustained programming initiatives and audience growth across our younger networks. Our financial momentum and strong balance sheet have enabled us to accelerate the pace of our capital returns as we continue to invest in both new and existing strategic growth initiatives to further build shareholder value.”

Second Quarter Results

Second quarter revenues of $1,142 million increased $75 million, or 7%, over the second quarter a year ago, led by 6% growth at U.S. Networks and 10% growth at International Networks. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) grew 6% to $543 million, driven by an 8% increase at U.S. Networks and a 2% increase at International Networks. Excluding the impact of foreign currency fluctuations, total company revenues increased 10% and Adjusted OIBDA increased 11%.

Second quarter net income available to Discovery Communications, Inc. stockholders of $293 million ($0.76 per diluted share) increased $39 million compared to $254 million ($0.62 per diluted share) for the second quarter a year ago, primarily due to strong operating performance in the current year and lower taxes primarily due to a reorganization of certain operations partially offset by the impact of foreign currency fluctuations.

Free cash flow was $138 million for the second quarter, a decrease of $60 million from the second quarter of 2011, as increased operating performance was more than offset by higher content investment and increased tax payments versus a year ago. For the last twelve months, free cash flow increased 5% over the previous twelve month period. Free cash flow is defined as cash provided by operating activities less acquisitions of property and equipment.

(1) See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 4.

SEGMENT RESULTS
(dollars in millions)		Three Months Ended June 30,		Six Months Ended June 30,

	2012	2011	Change	2012	2011	Change

Revenues:
U.S. Networks	$700	$660	6%	$1,381	$1,247	11%
International Networks	405	368	10%	785	691	14%
Education and Other	37	39	(5%)	79	80	(1%)
Corporate and Eliminations	—	—	NM	—	—	NM

Total Revenues	$1,142	$1,067	7%	$2,245	$2,018	11%

Adjusted OIBDA:
U.S. Networks	$426	$395	8%	$821	$729	13%
International Networks	176	173	2%	347	317	9%
Education and Other	2	5	(60%)	7	13	(46%)
Corporate and Eliminations	(61)	(63)	3%	(125)	(122)	(2%)

Total Adjusted OIBDA	$543	$510	6%	$1,050	$937	12%

U.S. Networks
(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,

	2012	2011	Change	2012	2011	Change

Revenues:
Distribution	$297	$274	8%	$634	$548	16%
Advertising	387	361	7%	716	651	10%
Other	16	25	(36%)	31	48	(35%)

Total Revenues	$700	$660	6%	$1,381	$1,247	11%

Adjusted OIBDA	$426	$395	8%	$821	$729	13%

Adjusted OIBDA Margin	61%	60%		59%	58%

U.S. Networks’ revenues in the second quarter of 2012 increased 6% to $700 million primarily driven by advertising and distribution revenue growth. Advertising revenue increased 7% due to higher pricing and sellouts, partially offset by the absence of non-recurring revenue items from the second quarter of the prior year. Excluding the non-recurring revenue items, advertising revenues grew 9% compared with the second quarter a year ago. Distribution revenue grew 8% largely from higher rates and subscriber growth primarily from networks carried on the digital tier as well as from additional licensing revenues under existing agreements. Other revenue decreased $9 million due to lower revenue from services provided to unconsolidated equity method investees.

Adjusted OIBDA increased 8% to $426 million primarily reflecting the 6% revenue growth partially offset by 4% higher operating expenses as increased programming investment was partially offset by lower marketing costs.

International Networks
(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,

	2012	2011	Change	2012	2011	Change

Revenues:
Distribution	$243	$225	8%	$ 482	$435	11%
Advertising	147	132	11%	271	234	16%
Other	15	11	36%	32	22	45%

Total Revenues	$405	$368	10%	$ 785	$691	14%

Adjusted OIBDA	$176	$173	2%	$ 347	$317	9%
Adjusted OIBDA Margin	43%	47%		44%	46%

International Networks’ revenues for the second quarter increased 10% to $405 million primarily led by distribution revenue growth of 8% and advertising revenue growth of 11%. Excluding the impact of foreign currency fluctuations, total revenues increased 19%. Distribution revenue, excluding foreign currency fluctuations as well as lower launch support amortization, grew 12% mainly from increased subscribers in Latin America and CEEMEA. Advertising revenue in local currency terms was up 22% during the second quarter primarily from higher pricing across most regions, particularly at free to air networks in Western Europe, as well as from revenues at new and rebranded networks. Other revenue was $4 million higher primarily due to revenue from a production company acquired in the fourth quarter of 2011.

Adjusted OIBDA increased 2% to $176 million reflecting the 10% revenue growth, partially offset by a 13% increase in operating expenses, which included content impairment charges in Latin America. Excluding the impact of foreign currency and increased content impairment charges, Adjusted OIBDA grew 19% as the 19% revenue growth was partially offset by higher operating expenses primarily due to increased content amortization, distribution and personnel costs.

Education and Other
(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,

	2012	2011	Change	2012	2011	Change

Revenues	$37	$39	(5%)	$ 79	$80	(1%)
Adjusted OIBDA	$2	$5	(60%)	$ 7	$13	(46%)
Adjusted OIBDA Margin	5%	13%		9%	16%

Education and Other revenue for the second quarter decreased $2 million due to lower revenue from Creative Sound Services. Adjusted OIBDA decreased $3 million compared to the second quarter of 2011 due to higher personnel expenses and costs associated with digital textbook initiatives as well as lower results from Creative Sound Services.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 8.47 million shares of its common stock for an aggregate purchase price of approximately $404 million,

including 8.18 million shares of its Series C common stock at an average price of $47.55 per share and 0.29 million shares of its Series A common stock at an average price of $50.34 per share.

From July 1, 2012 through July 30, 2012, the Company repurchased 2.66 million shares of its Series C common stock for approximately $127 million and 0.26 million shares of its Series A common stock for approximately $13 million.

The Company has repurchased 47.89 million shares of Series C common stock and 0.55 million shares of Series A common stock under its $3.0 billion stock repurchase program to date at an aggregate purchase price of approximately $1.90 billion and $28 million respectively. In the aggregate, including the 13.73 million preferred shares acquired from Advance/Newhouse Programming Partnership, the Company has repurchased 15% of the shares outstanding since buyback activity was authorized in 2010. Under the stock repurchase program, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated transactions, subject to market conditions and other factors.

OTHER ITEMS

In May 2012, the Company completed the issuance of $500 million 3.30% Senior Notes due May 2022 and $500 million 4.95% Senior Notes due May 2042. The Company intends to use the net proceeds for general corporate purposes.

During the third quarter of 2011, the Company expanded the components of distribution revenue reported in its financial statements to include content arrangements and other subscription services for content. Accordingly, prior period financial information has been reclassified so that the basis of the presentation is consistent with that of the 2012 financial information.

FULL YEAR 2012 OUTLOOK

For the full year ending December 31, 2012, Discovery Communications, Inc. expects total revenue between $4.550 billion and $4.650 billion, Adjusted OIBDA between $2.125 billion and $2.200 billion, and net income available to Discovery Communications, Inc. stockholders of $1.000 billion to $1.100 billion. Our outlook incorporates current foreign exchange rates for revenues and expenses and the current share price for mark-to-market equity-based compensation calculations.

NON-GAAP FINANCIAL MEASURES Adjusted OIBDA and Free Cash Flow

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and adjusted operating income before depreciation and amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains and losses on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, exit and restructuring charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 9 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its second quarter results. To listen to the call, visit http://www.discoverycommunications.com or dial 1-800-706-7748 inside the U.S. and 1-617-614-3473 outside of the U.S., using the following passcode: 26935109.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act that are based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 17, 2012. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2012 outlook and plans for stock repurchases. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications	Investor Relations
Michelle Russo (240) 662-2901	Craig Felenstein (212) 548-5109
michelle_russo@discovery.com	craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2012	2011	2012	2011

Revenues:
Distribution	$ 540	$499	$ 1,116	$983
Advertising	534	494	987	886
Other	68	74	142	149

Total revenues	1,142	1,067	2,245	2,018

Costs and expenses:
Costs of revenues, excluding depreciation and amortization	314	288	625	561
Selling, general and administrative	308	300	623	569
Depreciation and amortization	31	30	61	60
Restructuring charges	2	4	3	5
Gain on disposition	—	—	—	(129)

Total costs and expenses	655	622	1,312	1,066

Operating income	487	445	933	952

Interest expense	(61)	(49)	(116)	(98)
Other (expense) income, net	(6)	2	(56)	(5)

Income before income taxes	420	398	761	849
Provision for income taxes	(127)	(144)	(246)	(290)

Net income	293	254	515	559
Net income attributable to noncontrolling interests	—	—	(1)	—

Net income available to Discovery Communications, Inc.
stockholders	$ 293	$254	$ 514	$559

Net income per share available to Discovery
Communications, Inc. stockholders:
Basic	$ 0.77	$0.63	$ 1.34	$1.37

Diluted	$ 0.76	$0.62	$ 1.33	$1.36

Weighted average shares outstanding:
Basic	381	406	383	407

Diluted	384	410	387	412

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	June 30,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$1,698	$1,048
Receivables, net	1,155	1,042
Content rights, net	110	93
Deferred income taxes	77	73
Prepaid expenses and other current assets	174	175

Total current assets	3,214	2,431

Noncurrent content rights, net	1,404	1,302
Property and equipment, net	368	379
Goodwill	6,312	6,291
Intangible assets, net	560	571
Equity method investments	817	807
Other noncurrent assets	135	132

Total assets	$12,810	$11,913

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$56	$53
Accrued expenses and other current liabilities	583	554
Deferred revenues	98	113
Current portion of long-term debt	20	26

Total current liabilities	757	746

Long-term debt	5,206	4,219
Deferred income taxes	263	337
Other noncurrent liabilities	111	92

Total liabilities	6,337	5,394

Equity:
Preferred stock	2	2
Common stock	3	3
Additional paid-in capital	6,637	6,505
Treasury stock, at cost	(1,794)	(1,102)
Retained earnings	1,646	1,132
Accumulated other comprehensive loss	(23)	(23)

Total Discovery Communications, Inc. stockholders’ equity	6,471	6,517
Noncontrolling interests	2	2

Total equity	6,473	6,519

Total liabilities and equity	$12,810	$11,913

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Six Months Ended June 30,

2012		2011

OPERATING ACTIVITIES
Net income	$515		$559
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	72		49
Depreciation and amortization	61		60
Content amortization and impairment expense	421		381
Gain on disposition	—		(129)
Equity in losses and distributions from investee companies	67		17
Deferred (benefit) income expense	(71)		71
Other, net	18		22
Changes in operating assets and liabilities:
Receivables, net	(109)		(31)
Content rights	(528)		(430)
Accounts payable and accrued liabilities	(11)		(116)
Equity-based compensation liabilities	(37)		(92)
Income tax receivable	19		94
Other, net	(28)		(24)

Cash provided by operating activities	389		431

INVESTING ACTIVITIES
Purchases of property and equipment	(24)		(27)
Business acquisition, net of cash acquired	(20)		—
Distribution from equity method investee	17		—
Investments in and advances to equity method investees	(87)		(82)

Cash used in investing activities	(114)		(109)

FINANCING ACTIVITIES
Borrowings from long term debt, net of discount and issuance costs	983		641
Principal repayments of capital lease obligations	(13)		(13)
Repurchases of common stock	(692)		(377)
Proceeds from issuance of common stock in connection with equity-based plans	67		38
Excess tax benefits from equity-based compensation	33		17
Other financing activities, net	(2)		(7)

Cash provided by financing activities	376		299

Effect of exchange rate changes on cash and cash equivalents	(1)		8

NET CHANGE IN CASH AND CASH EQUIVALENTS	650		629
Cash and cash equivalents, beginning of period	1,048		466

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,698		$1,095

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

		Three Months Ended June 30, 2012

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Equity-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 426	$ (3)	$(3)	$—	$ —	$ 420
International Networks	176	(14)	(2)	—	(1)	159
Education and Other	2	(1)	—	—	—	1
Corporate and Eliminations	(61)	(13)	—	(18)	(1)	(93)

Total	$ 543	$ (31)	$(5)	$(18)	$(2)	$487

		Three Months Ended June 30, 2011

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Equity-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 395	$ (4)	$(2)	$—	$(2)	$ 387
International Networks	173	(12)	(10)	—	(2)	149
Education and Other	5	(1)	—	—	—	4
Corporate and Eliminations	(63)	(13)	—	(19)	—	(95)

Total	$ 510	$ (30)	$ (12)	$ (19)	$(4)	$ 445

(a)	For the three months ended June 30, 2012, amount represents restructuring charges of $2 million. For the three months ended June 30, 2011, amount represents restructuring charges of $4 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; amounts in millions)

		Six Months Ended June 30, 2012

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$821	$ (6)	$ (5)	$ —	$(1)	$809
International Networks	347	(25)	(5)	—	(1)	316
Education and Other	7	(2)	—	—	—	5
Corporate and Eliminations	(125)	(28)	—	(43)	(1)	(197)

Total	$ 1,050	$ (61)	$ (10)	$ (43)	$(3)	$933

		Six Months Ended June 30, 2011

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$729	$ (8)	$ (4)	$ —	$126	$843
International Networks	317	(22)	(22)	—	(2)	271
Education and Other	13	(3)	—	—	—	10
Corporate and Eliminations	(122)	(27)	—	(23)	—	(172)

Total	$937	$ (60)	$ (26)	$ (23)	$ 124	$952

(a)	For the six months ended June 30, 2012 amount represents restructuring charges of $3 million. For the six months ended June 30, 2011, amount represents a pre-tax gain of $129 million as a result of contributing Discovery Health to the OWN joint venture and restructuring charges of $5 million.

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
		(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended June 30,			Six Months Ended June 30,

	2012	2011	Change	2012	2011	Change

Cash provided by (used in) operating	$141	$214	$(73)	$ 389	$431	$(42)
activities
Acquisition of property and equipment	(3)	(16)	13	(24)	(27)	3

Free cash flow	$138	$198	$(60)	$ 365	$404	$(39)

RECONCILIATION OF 2012 OUTLOOK TO GAAP MEASURES

	Full Year 2012

Net income available to Discovery Communications, Inc. stockholders	$ 1,000	To	$1,100
Interest expense, net	255	To	245
Depreciation and amortization	115	To	105
Other expense, including amortization of deferred launch incentives, mark-to-market equity-based	755	To	750
compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings (losses) in unconsolidated affiliates, unrealized and realized gains (losses) from derivatives, income tax expense, net loss
(income) attributable to noncontrolling interests, and stock dividends to preferred interests

Adjusted OIBDA	$ 2,125	To	$2,200

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
	SELECTED FINANCIAL DETAIL
	(unaudited; in millions)

BORROWINGS
				June 30, 2012

3.70% Senior Notes, semi-annual interest, due June 2015			$	850
5.625% Senior Notes, semi-annual interest, due August 2019				500
5.05% Senior Notes, semi-annual interest, due June 2020				1,300
4.375% Senior Notes, semi-annual interest, due June 2021				650
3.30% Senior Notes, semi-annual interest due May 2022				500
6.35% Senior Notes, semi-annual interest, due June 2040				850
4.95% Senior Notes, semi-annual interest due May 2042				500
Capital lease obligations				94

Total long-term debt				5,244
Unamortized discount				(18)

Long-term debt, net				5,226
Current portion of long-term debt				(20)

Noncurrent portion of long-term debt			$	5,206

EQUITY-BASED COMPENSATION
			June 30, 2012

	Total Units	Weighted	Vested Units	Weighted
Long-Term	Outstanding	Average	Outstanding	Average
Incentive Plans	(in millions)	Grant Price	(in millions)	Grant Price

Discovery Appreciation Plan	3.3	$33.90	——	$——

Stock Appreciation Rights	1.8	41.07	——	——

Stock Options	9.7	27.45	3.8	20.85

Performance-based Restricted Stock Units	2.1	39.23	——	——

Service-based Restricted Stock Units	0.8	40.59	——	——

Total Equity-based Compensation Plans	17.7	$32.03	3.8	$20.85

SHARE COUNT ROLL FORWARD	Common	Preferred	Total

(Basic shares, in millions)
Total shares outstanding as of December 31, 2011	260.37	127.46	387.83
Shares repurchased	(15.37)	——	(15.37)
Shares issued – equity-based compensation	4.11	——	4.11

Total shares outstanding as of June 30, 2012	249.11	127.46	376.57